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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


Parent
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CKF Bancorp, Inc.

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

                                                         State or Other
                                                         Jurisdiction of                Percentage
Subsidiaries (1)                                         Incorporation                  Ownership
---------------                                          -------------                  ---------
Central Kentucky Federal Savings Bank                    United States                    100%


Subsidiary of Central Kentucky Federal Savings Bank (1)
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Central Kentucky Savings and Loan Service Corporation    Kentucky                         100%
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(1)  The assets, liabilities, and operations of the subsidiaries are included in the consolidated financial statements contained in Item 8 herein.